UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                  ------------

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]                     Filed by a Party other than the
                                                Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Sec.240.14a-12


                         CLEAN DIESEL TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                        CLEAN DIESEL TECHNOLOGIES, INC.
                         300 ATLANTIC STREET, SUITE 702
                                STAMFORD CT 06901

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 2006

                    ----------------------------------------

            To the Stockholders of Clean Diesel Technologies, Inc.:

     The annual meeting (the "Meeting") of stockholders of Clean Diesel Technologies, Inc., a Delaware corporation ("Clean Diesel"), will be held Thursday, June 15, 2006, at the offices of J. M. Finn & Co., Salisbury House, London Wall, London EC2M 5TA U.K. at 11:00 a.m. to consider and act upon the following matters, each of which is explained more fully in the following Proxy Statement. A proxy card for your use in voting is also enclosed.

     1. To elect seven (7) directors;
     2. To ratify the appointment of Eisner LLP as independent auditors for the year 2006;
     3. To authorize an increase in capital from 30 million to 45 million common shares; and
     4. To transact any other business that may properly come before the meeting or any adjournment.

     Only holders of common shares of record at the close of business on April 17, 2006 are entitled to notice of and to vote at the Meeting.

     Following the Meeting there will be a presentation of Clean Diesel's business activities and an opportunity for stockholders to ask questions.

     The Clean Diesel Technologies, Inc. Annual Report for 2005 is enclosed with this Notice of Meeting and Proxy Statement.

                                       By Order of the Board of Directors

                                           Charles W. Grinnell
                                                Secretary

Stamford, Connecticut
April 21, 2006

WHILE THE PRESENCE IN PERSON OR BY PROXY OF STOCKHOLDERS ENTITLED TO CAST ONE THIRD OF THE OUTSTANDING SHARES SHALL CONSTITUTE A QUORUM AT THE MEETING, NEVERTHELESS, THE AFFIRMATIVE VOTES OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES IS REQUIRED FOR THE APPROVAL OF ITEM 3 OF THE AGENDA. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS REQUESTED THAT YOU PROMPTLY FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM TO THE SENDER IN THE ENCLOSED RETURN ENVELOPE.

                         CLEAN DIESEL TECHNOLOGIES, INC.

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

     The enclosed proxy is solicited by the Board of Directors (the "Board") of Clean Diesel Technologies, Inc., a Delaware corporation ("Clean Diesel" or "CDT"), in connection with the annual meeting of stockholders of Clean Diesel (the "Meeting") to be held at the offices of J. M. Finn & Co., Salisbury House, London Wall, London EC2M 5TA U.K., on Thursday, June 15, 2006, at 11:00 a.m. and at any adjournments.

     The record date with respect to this solicitation is April 17, 2006. All holders of the CDT's common shares, $.05 par, as of the close of business on that date are entitled to vote at the Meeting. The common shares are the only outstanding securities of CDT. According to the records of CDT's transfer agent, as of the record date CDT had 26,100,268 common shares outstanding and eligible to vote. A stockholders list as of the record date is available for inspection at the office of CDT set out in the Notice of Meeting and will be available for inspection at the Meeting.

     The quorum for the Meeting is that number of common shares representing one third of the votes entitled to be cast. Item 3 on the agenda, however, requires the approval of a majority of the votes entitled to be cast. Each stockholder is entitled as of the record date to cast one vote per common share held.

     A proxy may be revoked by a stockholder at any time prior to its being voted. If a proxy is properly signed and not revoked by the stockholder, the shares it represents will be voted at the Meeting in accordance with the instructions of the stockholder. Abstentions and broker non-votes are counted in determining whether a quorum is present, but are not counted in the calculation of the vote. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board.

     Members of the Board and Executive Officers of CDT may solicit stockholders' proxies. CDT shall bear the cost of proxy solicitation, if any.

     The CDT Annual Report to Stockholders, containing financial statements reflecting the financial position and results of operations of Clean Diesel for 2005 (the "Financial Statements"), and this Proxy Statement were distributed together commencing in the week of April 24, 2006.

                              ELECTION OF DIRECTORS

     The Board proposes the election of seven directors. The term of office of each director is until the 2007 Annual Meeting or until a successor shall have been duly elected or the director shall sooner resign, retire or be removed. John A. de Havilland, Derek R. Gray, Charles W. Grinnell, John J. McCloy II, David F. Merrion, Jeremy D. Peter-Hoblyn and Bernhard Steiner are the management nominees for election as directors of Clean Diesel. These nominees are all incumbents except Mr. Merrion. Each of the nominees has consented to act as a director, if elected. Should one or more of these nominees become unavailable to accept nomination or election as a director, votes will be cast for a substitute nominee, if any, designated by the Board. If no substitute nominee is designated prior to the election, the individuals named as proxies on the enclosed proxy card will exercise their judgment in voting the shares that they represent, unless the Board reduces the number of directors.

     THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES VOTING IS REQUIRED TO ELECT THE NOMINEES AS DIRECTORS. THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

     The following table sets forth certain information with respect to each person nominated and recommended to be elected as a director of Clean Diesel.

Name                    Age  Director Since
----------------------  ---  --------------
John A. de Havilland     68            1994
Derek R. Gray            72            1998
Charles W. Grinnell      69            1994
John J. McCloy, II       68            2005
David F. Merrion         69               -
Jeremy D. Peter-Hoblyn   66            1994
Bernhard Steiner         57            2004

DIRECTORS AND EXECUTIVE OFFICERS OF THE CLEAN DIESEL

     JOHN A. de HAVILLAND has been a director of CDT since its inception. Mr. de Havilland was a director of J. Henry Schroder Wagg & Co. Ltd., a merchant bank, from 1972 until his retirement in 1989. Except for the period of April through December 1998, Mr. de Havilland was a Managing Director of Fuel-Tech N.V., a pollution control company, from 1987 through March 1, 2002.

     DEREK R. GRAY has been a director of CDT since 1998. Mr. Gray has been Managing Director of S G Associates Limited, a United Kingdom fiscal advisory firm since 1971 and a director of Velcro Industries N.V., a manufacturing company, since 1974.

     CHARLES W. GRINNELL has been Vice President, General Counsel and Corporate Secretary of CDT since its inception and has held the same positions with Fuel-Tech N.V. since 1987. Mr. Grinnell, a Managing Director of Fuel-Tech N.V., is engaged in the private practice of corporate law in Stamford, Connecticut.

     JOHN J. MCCLOY, II is a private investor concentrating on venture capital and early stage investment projects in a variety of industries. He is Chairman of Gravitas Technology, Inc., an information technology company, a director of NCT Group, Inc., a communications technology company, the Sound Shore Mutual Fund, Inc., Ashland Management, Inc., an investment advisory firm, and the American Council on Germany, and a member of the U.S. Council on Foreign Relations.

     DAVID F. MERRION, has been Chairman of Clean Diesel's Technical Advisory Board since January 10, 2005. He is the principal of David F. Merrion LLC, a consulting practice. Mr. Merrion is a retired Executive Vice President - Engineering of Detroit Diesel Corporation, his employer from 1988 to 1999. He has been a director of Catalytica Energy Systems, Inc., a catalytic research and development company since 2004 and a director of Greenvision Technology, LLC, an intellectual property holding company, since 2000. If elected a director, Mr. Merrion will continue as chairman of the CDT Technical Advisory Board.

     JEREMY D. PETER-HOBLYN was Chief Executive Officer of CDT from its inception until his retirement on September 14, 2004. He was President from inception until March 12 2002 and Chairman from March 12, 2002 until June 11, 2003. He was a Managing Director of Fuel-Tech N.V. from 1987 through March 1, 2002.

     R. GLEN REID, 59, has been Vice President - Sales and Marketing of CDT since April 18, 2003 and an employee of CDT since 2002. From 1999 to 2002 Mr. Reid was Vice President - Sales and Marketing of Marathon Sensors, Inc., a manufacturer of sensors and associated instrumentation.

     TIMOTHY ROGERS, 44, has been Executive Vice President - International Operations since January 25, 2006; had been Vice President - International of CDT since February 21, 2004; and had been a consultant to CDT since September 30, 2003. From 2002 to September 2003 he was Director of Sales and Marketing of ADAS Consulting, Ltd. and from 1993 to 2002 was a Director of Adastra, a wholly owned subsidiary of Associated Octel Company, Ltd, a U.K. based multinational Petrochemical Company.

     DR. BERNHARD STEINER became Chief Executive Officer of CDT on September 14, 2004 and President on January 25, 2006. Dr. Steiner held Executive Director positions from 2003 at both Wayfinder Systems AB of Sweden, a navigation and location software development company, and OWR AG, a leading NBC protection solutions company. He continues as a non-executive director at both companies. From 1999 until 2003 Dr. Steiner was General Manager of the Software Solutions Group of Motorola, Inc., an electronics company. From 1994 until 1999 he was Chairman and Chief Executive of the NXT PLC Group companies Wharfedale and Mission and from 1996 Group Managing Director of NXT PLC. Dr. Steiner, a graduate of the University of St. Gallen, Switzerland, has also during his business career held executive sales and marketing positions at Canon, Sony and Amstrad PLC.

     DR. WALTER G. COPAN, 52, has been Executive Vice President/North American Operations & Chief Technology Officer of CDT since January 25, 2006; and he had been Vice President and Chief Technology Officer of CDT from August 3, 2005 when he joined CDT. Previously, Dr. Copan had been Principal Licensing Executive, Technology Transfer, of the National Renewable Energy Laboratory of the U.S. Department of Energy since June 2003; and before that had been Managing Director, Technology Transfer and Licensing of The Lubrizol Corporation, a fuel additive company, his employer since 1975.

     DAVID W. WHITWELL, 40, has been Senior Vice President - Administration and Treasurer and Chief Financial Officer of CDT since January 25, 2006; and he had been Vice President, Chief Financial Officer and Treasurer of CDT since 1999. Previously, Mr. Whitwell had been Vice President and Chief Financial Officer of Primedia, Inc.'s Special Interest Magazine Division since 1996 and prior to that position had been Manager of Planning and Analysis at the Health Care Products Division of Schering Plough, Inc. since 1991.

     Mr. Merrion was nominated by the directors on recommendation of the Compensation and Nominating Committee. Mr. Merrion was well known to the directors because of his industry experience and membership on the CDT Technical Advisory Board. No fees were paid on account of Mr. Merrion's nomination.

     Mr. James M. Valentine, who resigned as a director of CDT on January 19, 2006, is not a nominee.

     There are no family relationships among any of the director nominees or executive officers. Please also see the text below under the captions "Certain Relationships and Related Transactions."


COMMITTEES OF THE BOARD

     The standing Committees of the Board are an Audit Committee, a Compensation and Nominating Committee and a Finance Committee. Messrs. Gray and de Havilland are the members of the Audit Committee. Messrs. de Havilland, Gray and McCloy are the members of the Compensation and Nominating Committee. Messrs. de Havilland, Gray, McCloy and Dr. Steiner are members of the Finance Committee. Mr. Gray is Chairman of the Audit Committee and the Finance Committee and Mr. de Havilland is Chairman of the Compensation and Nominating Committee. The Charters of the Audit and the Compensation and Nominating Committees are available for viewing on the CDT web site <www.cdti.com>. The Audit Committee Charter is also attached as Schedule I to this proxy statement.

     The Audit Committee

     The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policy. For audit services, the Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence. The Audit Committee has instituted procedures for receiving reports of improper record keeping, accounting or disclosure. The Board has also constituted the Audit Committee as a Qualified Legal Compliance Committee in accordance with Securities and Exchange Commission regulations.

     In the opinion of the Board each of the voting members of the Audit Committee has both business experience and an understanding of generally accepted accounting principles and financial statements enabling them to effectively discharge their responsibilities as members of that Committee. Moreover, the Board has determined that Mr. Gray is a Financial Expert within the meaning of Securities and Exchange Commission regulations. In making this determination the Board considered Mr. Gray's formal training and long experience in accounting and auditing and his former service for many years as the Chairman of the Audit Committee of another reporting Company under the Securities Exchange Act.

     Compensation and Nominating Committee

     The Compensation and Nominating Committee is responsible for establishing executive compensation and administering Clean Diesel's Incentive Compensation Plan and also identifies director nominees for election to fill vacancies on the Board of Directors of CDT. Nominees are approved by the Board on recommendation of the Committee.

     In evaluating nominees, the Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to Board responsibilities. Candidates should also satisfy such other particular requirements that the Committee may consider important to CDT's business at the time. When a vacancy occurs on the Board, the Committee will consider nominees from all sources, including stockholders, nominees recommended by other parties, and candidates known to the Directors or CDT management. The Committee may, if appropriate, make use of a search firm and pay a fee for services in identifying candidates. The best candidate from all evaluated will be recommended to the Board to consider for nomination.

     Stockholders who wish to recommend candidates for consideration as nominees should on or before January 1 in each year furnish in writing detailed biographical information concerning the candidate to the Committee addressed to the Corporate Secretary of CDT at the address set out on the Notice of Meeting.

     Finance Committee

     The Finance Committee was established May 9, 2005 to focus at the Board level on Clean Diesel's financial objectives and resources as well as investor relations.


CORPORATE GOVERNANCE

Director Independence

     Mr. Gray, Mr. de Havilland and Mr. McCloy are, and Mr. Merrion when elected will be, independent directors under the definition of NASDAQ Rule 4500(a)(15). Mr. Gray, Mr. de Havilland and Mr. McCloy are also independent under the more restrictive independence standard applicable to Audit Committees in NASDAQ rule 4350(d). While CDT is not listed on a recognized stock exchange, the Board generally follows certain policies of The NASDAQ Stock Market, Inc. as best practice.

Meetings

     During 2005 there were seven meetings of the Board of Directors of CDT, three meetings of the Compensation and Nominating Committee, three meetings of the Audit Committee and two meetings of the Finance Committee Each Director attended during 2005 at least 75% of Board and Committee meetings of which he was a member. Each Director attended the 2005 Annual Meeting of Stockholders.

Code of Business Ethics and Conduct

     On the recommendation of the Audit Committee, the Board has adopted a Code of Business Ethics and Conduct which is available for viewing on the CDT web site <www.cdti.com>. Changes to or waivers of the requirements of the Code will be posted to the web site and reflected in appropriate Securities and Exchange Commission filings.

Indemnification

     Under the CDT Certificate of Incorporation, indemnification is afforded Clean Diesel's directors and executive officers to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware. Such indemnification also includes payment of any costs which an indemnitee incurs because of claims against the indemnitee. Clean Diesel is, however, not obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee's actions were in the best interests of Clean Diesel, or, in the case of a settlement of a claim, such determination is made by the Board of Directors of Clean Diesel.

     Clean Diesel carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The annual premium for this policy is $61,600. No sums have been paid for such indemnification to any past or present director or officer by Clean Diesel or under any insurance policy.

RATIFICATION OF APPOINTMENT OF AUDITORS

     The Audit Committee has reappointed the firm of Eisner LLP, Certified Public Accountants ("Eisner"), to be Clean Diesel's independent auditors for the year 2006 and submits that reappointment to stockholders for ratification. Eisner, an independent member of Baker Tilly International, was also engaged to perform that service by the Audit Committee for the 2005 audit. A representative of Eisner is not expected to be present at the London Meeting.

AUDIT FEES

     Fees for professional services provided by Eisner in the last two fiscal years by category were:

                     2005     2004
                    -------  -------
Audit Fees          $65,178  $65,381
Audit-Related Fees        -        -
Tax Fees                  -        -
All Other Fees            -        -
                    -------  -------
                    $65,178  $65,381

"Audit Fees" include fees for the audit of the financial statements, quarterly reviews and assistance with regulatory filings and compliance.

PRE-APPROVAL POLICIES AND PROCEDURES

     CDT's' policy and procedure is that each engagement for audit or non-audit service is approved in advance by the Audit Committee.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES VOTING IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL. THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE

     Management is responsible for Clean Diesel's internal controls and its financial reporting. Eisner, the independent auditors, is responsible for performing an audit of Clean Diesel's financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion on those financial statements based on their audit. The Audit Committee reviews these processes.

     Management has represented that Clean Diesel's internal controls were effective at December 31, 2005. Management has also represented that CDT's 2005 financial statements were prepared in accordance with accounting principles generally accepted in the Unites States. The Committee has reviewed and discussed those financial statements with both management and Eisner and has reviewed and discussed with Eisner its report on those financial statements. The Committee has discussed with Eisner the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     The Committee has received the written disclosures and the representation letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditors their independence.

     Based on the representations and the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in Clean Diesel's Annual Report on Form 10-K for the year ended December 31, 2005 and filed with the Securities and Exchange Commission.

     This report has been provided by the following members of the Audit
Committee: D. R. Gray, Chairman and J. A. de Havilland.

                      AUTHORIZATION OF INCREASE IN CAPITAL

     Clean Diesel has as of the record date authorized capital under its certificate of incorporation of 30 million shares of Common and 100,000 shares of preferred stock (the "Preferred"). No Preferred is outstanding. Of the Common, 26,100,268 shares are issued and outstanding and 3,690,502 shares are reserved for the exercise of outstanding options and warrants, leaving only 209,230 shares for future issue.

     The directors have determined that additional Common is needed for sales to investors to provide funds for CDT's commercialization and development activities and general corporate purposes, and possibly for other uses, including potential merger and acquisition activity and for provision for use as compensation or incentives for directors, officers and employees.

     CDT's working capital position is such that CDT will require future additional sources of working capital. Although CDT now has no commitments for the issuance of securities except pursuant to its equity incentive plan and outstanding warrants, CDT expects in the future to conduct discussions with third parties with respect to potential investments. If any sales of securities are effected, the terms of such securities, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters will be determined by the Board of Directors. Among other things, CDT may issue and sell unregistered Common in private transactions. Such transactions may not be available on terms favorable to CDT, or at all.

     Form of Amendment of Certificate

     The CDT Board resolved on March 15, 2006 to adopt the following resolution amending the certificate of incorporation of CDT, subject to the approval of a majority of the outstanding Common and further resolved that the amendment is advisable and should be recommended to the stockholders for their approval:

     Resolved, that Article 4 of the certificate of incorporation be, and it hereby is, amended by revoking in its entirety the first paragraph of said Article 4 and the following being substituted in its place, as follows:

"4. The corporation shall have authority to issue the total Number of Forty Five Million One Hundred Thousand (45,100,000) Shares of the par value of $0.05 per share, amounting in the aggregate to Two Million Two Hundred Fifty Five Thousand Dollars ($2,255,000), and of such shares Forty Five Million (45,000,000) shall be designated as common stock and One Hundred Thousand (100,000) shall be designated as preferred stock."

     Dilution

     The effect of the issuance of additional Common, directly or upon exercise of options or warrants, if subsequently issued, has potentially dilutive effects on stockholders. The issuance of Common or Preferred (or even the potential issue) may have a depressive effect on the market price of CDT's securities and may dilute the voting power of the outstanding Common. Also the issue of additional shares of Common or Preferred, or options or warrants to purchase such shares, would have a dilutive effect on stockholders' equity in CDT and reduce stockholders' rights to the net assets of CDT on dissolution.

     Anti-Takeover Effect

     Although the amendment is not motivated by anti-takeover concerns and is not considered by the Board to be an anti-takeover measure, the availability of additional authorized Common could be utilized as such. In addition to financing purposes, CDT could also issue shares of Common or a series of Preferred that may, depending on the amount of shares, make more difficult or discourage an attempt to obtain control of CDT by means of a merger, tender offer, proxy contest or other means. The Directors, might when it is determined to be in the best interest of the stockholders, create voting, including class voting or other impediments to obtaining control of CDT.

     Preemptive and Dissenting Rights

     Under Delaware law, holders of the outstanding Common have no preemptive rights to purchase or to subscribe to the additional shares authorized by the amendment and have no dissenting or appraisal rights with respect to the amendment.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING AND ISSUED COMMON SHARES IS REQUIRED FOR APPROVAL OF THE FOREGOING PROPOSAL. THE BOARD RECOMMENDS A FOR THIS PROPOSAL.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information known to Clean Diesel regarding the beneficial ownership of common stock as of March 31, 2006 by (i) each person owning beneficially more than three percent of the outstanding common; (ii) each director or director nominee of Clean Diesel; (iii) the Named Executive Officers; and (iv) all directors and executive officers as a group.

NAME AND ADDRESS(1)                    NO. OF SHARES(2)(3)  PERCENTAGE(4)
-------------------------------------  -------------------  -------------
Beneficial Owners
Channel Hotels and Properties
  Limited(3)                                       982,677           3.8%
Udaset Limited                                   1,015,306           3.9%
Kanis SA                                         1,303,485           5.0%
Trustees of Cadogan Family
  Settlement(3)(5)                               1,368,278           5.2%
Positive Securities Limited(3)                   1,493,312           5.7%
Waltham Forest Friendly Society(2)(3)            1,724,463           6.6%
Fuel-Tech N.V.(2)(3)(5)                          1,849,975           7.1%
Ruffer LLP(3)                                    2,529,205           9.7%
Hawkwood Fund Management(3)                      3,550,000          13.6%

Directors and Named Executive Officers

Walter G. Copan (2)                                 64,204             *
John A. de Havilland (2)                           177,761             *
Derek R. Gray (2)                                  766,591           2.9%
Charles W. Grinnell (2)                            246,908             *
John J. McCloy, II                                  65,000             *
Jeremy D. Peter-Hoblyn(2)                          653,775           2.5%
David Merrion                                            -             -
R. Glen Reid(2)                                    135,667             *
Timothy Rogers (2)                                 161,667             *
Bernhard Steiner(2)                                362,121           1.4%
James M. Valentine(2)                              486,482           1.9%
David W. Whitwell(2)                               304,581           1.2%

All Directors and Officers
as a Group (11 persons)(2)                       3,424,757          13.1%

* Less than 1%

  (1) The address of Channel Hotels and Properties Limited is Gouray Lodge, Le Mont de Gouray, Grouville, Jersey, Channel Islands JE3 9GH; of Udaset Limited is Lord Coutanche House, 62-68 Esplanade Street, St. Helier, Jersey, Channel Islands JE4 5PS; of Kanis SA, c/o SG Associates, Ltd., 45 Queen Anne Street, London W1G 9JF U.K.; of Trustees of Cadogan Family Settlement is c/o May, May and Merrimans, 12 South Square,

Grays Inn, London WC1R 5HH U.K.; of Positive Securities Limited is 31, The Parade, St. Helier, Jersey, Channel Islands JE2 3QQ; of Waltham Forest Friendly Society is Key House, 342 Hoe Street, Walthamstow, London E17 9XP U.K.; of Fuel-Tech N.V. is Castorweg 22-24, Curacao, Netherlands Antilles; of Ruffer LLP is 103 Wigmore Street, London W1U 1QS; and of Hawkwood Fund Management is The Jersey Trust Company, Elizabeth House, 9 Castle Street, St. Helier, Jersey, Channel Islands JE4 2QP; The address of Directors and Named Executive Officers is c/o Clean Diesel Technologies, Inc., Suite 702, 300 Atlantic Street, Stamford, Connecticut 06901.
  (2) In addition to shares issued and outstanding, includes shares subject to options or warrants exercisable within 60 days for Positive Securities Limited, 229,199 shares; Waltham Forest Friendly Society, 25,000 shares; Fuel-Tech N.V., 25,000 shares; Dr. Copan, 50,000 shares; Mr. de Havilland, 161,317 shares; Mr. Rogers, 136,667 shares; Dr. Steiner, 191,667 shares; Mr. Gray, 244,757 shares; Mr. Grinnell, 217,500 shares; Mr. Reid, 135,667 shares; Mr. Peter-Hoblyn, 452,500 shares; Mr. Valentine, 470,718 shares; Mr. Whitwell, 292,219 shares; and, for all directors and officers as a group, 2,418,012 shares. The amount for Mr. de Havilland and for directors and officers as a group does not include 23,599 shares owned by Mr. de Havilland's adult children as to which he disclaims beneficial ownership.
  (3) To the knowledge of Clean Diesel the Directors and Named Executive Officers hold sole beneficial ownership and investment power over the shares reported; Fuel-Tech N.V. has sole beneficial ownership and investment power over their shares, and the remaining beneficial owners have at least shared investment power over their holdings.
  (4) The percentages are percentages of outstanding stock and have been calculated by including warrants and options exercisable within 60 days by the respective stockholders. In addition 3% rather than 5% is presented in accordance with standard U.K. practice due to Clean Diesel's listing on the Alternative Investment Market of the London Stock Exchange.
  (5) The shares indicated for Fuel-Tech N.V. include shares held by its wholly-owned subsidiary, Platinum Plus, Inc.
  (6) Mr. de Havilland is one of four trustees who have no beneficial interest in any Cadogan Family Settlement.

                             EXECUTIVE COMPENSATION

     The table below sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to Dr. Bernhard Steiner, Chief Executive Officer; Dr. Walter G. Copan, Executive Vice President, North America and Chief Technology Officer; Mr. Timothy Rogers, Executive Vice President, International; Mr. David W. Whitwell, Senior Vice President, Administration and Treasurer and Chief Financial Officer; Mr. R. Glen Reid, Vice President, Sales and Marketing; and Mr. James M. Valentine, former President and Chief Operating Officer, during the fiscal years ended December 31, 2005, 2004 and 2003 (the "Named Executive Officers"). For information concerning the 2006 executive compensation program, see the text below under the caption "Compensation of Executive Officers - 2006" in the report of the Compensation and Nominating Committee.

                               Summary Compensation Table
                                         Annual                       Long-Term
                          ------------------------------------  ---------------------------
                                                                  Shares
                                                                Underlying     All Other
Name and Principal        Year   Salary     Bonus    Other(2)     Options     Compensation
    Position                       (1)                          Granted (#)       (4)
                                                                    (3)
-------------------------------------------------------------------------------------------
Bernhard Steiner          2005  $261,743   $120,000  $  65,436     100,000               -
Chief Executive Officer   2004  $ 80,300          -  $  20,075     200,000               -
                          2003         -          -          -           -

Walter G. Copan           2005  $112,179          -          -      50,000   $       1,433
Executive Vice            2004         -          -          -           -               -
President, North          2003         -          -          -           -               -
America
Chief Technology Officer

Timothy Rogers            2005  $253,985          -          -      50,000               -
Executive Vice            2004  $254,225   $ 20,083          -      20,000               -
President                 2003  $ 36,000          -          -     100,000               -
International

David W. Whitwell         2005  $221,450          -          -      50,000           8,400
Senior Vice President     2004  $215,000     15,000          -      20,000           6,150
Administration            2003  $192,083     25,000          -      96,000           5,570
Treasurer
Chief Financial Officer

R. Glen Reid              2005  $173,050          -          -      17,000   $       6,922
Vice President            2004  $168,667   $  5,000          -      20,000   $       5,040
Sales and Marketing       2003  $160,667     16,000  $  38,000      60,000   $       4,820

James M. Valentine        2005  $324,450          -          -      40,000   $       7,199
Former President and      2004  $315,000   $ 20,000          -      30,000   $      10,350
Chief Operating Officer   2003  $301,250   $ 50,000          -     120,000   $      10,088


     (1) Dr. Steiner became CEO on September 14, 2004. Dr. Steiner's salary is at the rate of Euro 200,000 ($250,000) per year. Mr. Copan was employed on August 3, 2005. Mr. Roger's 2003 compensation was in his capacity as a consultant prior to his commencement of employment on January 1, 2004. Mr. Valentine resigned on January 19, 2006, and under the circumstances, he is entitled to base salary and benefits continuation for one year or until he obtains comparable employment.
     (2) The amounts designated "Other" were in 2005 and 2004 for Dr. Steiner, healthcare premiums, pension allowance and office expense; and, in 2003 for Mr. Reid, a relocation allowance.
     (3) Options granted were non-qualified stock options through 2002; thereafter they were incentive stock options, except for options granted to Mr. Rogers and Dr. Steiner, which were non-qualified stock options. Options are granted at fair market value of the shares on the date of grant. CDT has granted no stock appreciation rights in connection with stock options.
     (4) The amounts designated "All Other" were matching 401(k) or profit sharing contributions and, for Mr. Valentine, auto allowance.

DIRECTORS' COMPENSATION

     CDT provides an annual retainer of $30,000 plus associated expenses for directors who are not employees of Clean Diesel. The Chairman of the Board receives an additional annual retainer of $30,000. The Chairman of the Audit Committee receives an additional annual retainer of $10,000. Directors who are employees of Clean Diesel will receive no compensation for their service as directors. In addition, on December 20, 2005, Messrs. de Havilland, Gray and McCloy were each granted non-qualified stock options for 15,000 shares at the exercise price of $1.02 per share and Mr. Peter-Hoblyn was granted a similar option on that date for 25,000 shares. Mr. Merrion's service on the Technical Advisory Board is compensated at the rate of $5,000 per meeting and there are normally four meetings per year.

                        OPTION GRANTS IN THE LAST FISCAL YEAR
                             TO NAMED EXECUTIVE OFFICERS

                                                                     POTENTIAL
           NUMBER OF   % OF TOTAL                                REALIZABLE VALUE OF
            SHARES       OPTIONS      EXERCISE                     ASSUMED ANNUAL
   NAME   UNDERLYING    GRANTED TO    OR BASE    EXPIRATION        RATES OF PRICE
           OPTIONS      EMPLOYEES      PRICE        DATE          APPRECIATION FOR
          GRANTED (#)    IN 2005     ($/SHARE)                       OPTION TERM
                                                                   5%          10%
-------------------------------------------------------------------------------------
Bernhard      100,000          18%  $      1.02    12/20/15  $    64,147  $   162,561
Steiner

Walter G.     100,000          27%  $     1.391     8/3/15   $    87,479  $   221,690
Copan          50,000               $      1.02    12/20/15  $    32,074  $    81,281

Timothy        50,000           9%  $      1.02    12/20/15  $    32,074  $    81,281
Rogers

David W.       50,000           9%  $      1.02    12/20/15  $    32,074  $    81,281
Whitwell

R. Glen        17,000           3%  $      1.02    12/20/15  $    10,905  $    27,636
Reid

James M.       40,000           7%  $      1.02    12/20/15  $    25,659  $    65,025
Valentine

                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                AND FY-END OPTION VALUES
                              OF NAMED EXECUTIVE OFFICERS

                                NUMBER OF     NUMBER OF      VALUE OF
                               SECURITIES    SECURITIES    UNEXERCISED     VALUE OF
            SHARES             UNDERLYING    UNDERLYING      IN-THE-      UNEXERCISED
           ACQUIRED   VALUE    UNEXERCISED   UNEXERCISED      MONEY      IN-THE-MONEY
NAME          ON     REALIZED  OPTIONS AT    OPTIONS AT     OPTIONS AT    OPTIONS AT
           EXERCISE            FISCAL YEAR   FISCAL YEAR      FISCAL     FISCAL YEAR-
                                  END/          END/        YEAR-END/        END/
                               EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------------------------------------------------------------------------------
Bernhard
Steiner           -         -       66,667        108,334           -0-            -0-

Walter G.
Copan             -         -       50,000        100,000           -0-            -0-

Timothy
Rogers            -         -      136,667         33,333           -0-            -0-

David W.
Whitwell          -         -      292,219         33,333           -0-            -0-

R. Glen
Reid              -         -       95,667         11,333           -0-            -0-

James M.
Valentine     2,000     1,800      470,718              -  $        299            -0-

               REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE
                       ON EXECUTIVE COMPENSATION POLICIES

     Compensation for executives is based on the philosophy that compensation must: (a) be competitive with other businesses to attract, motivate and retain the talent needed to lead and grow Clean Diesel's business; (b) be linked to Clean Diesel's needs for strong entrepreneurial skills to commercialize and promote its products; (c) encourage executive officers to build their holdings of Clean Diesel's stock to align their goals with those of the stockholders; and, (d) to conserve cash.

COMPENSATION OF EXECUTIVE OFFICERS - 2006

     In December 2005 the Committee reviewed Clean Diesel's executive compensation program and made significant changes for 2006. Executive salaries were voluntarily reduced by 5% to 15% from 2005 levels. In addition, a 2006 incentive bonus plan was instituted. Under the bonus plan each participant may earn a Target Bonus of up to twice the amount of the participant's salary reduction, contingent, however, on certain financial goals being met.

COMPENSATION OF EXECUTIVE OFFICERS - 2005

     The key components of Clean Diesel's executive compensation program during 2005 were base salary and stock option awards under the 1994 Plan. Excepting a contractually committed bonus payment to Dr. Steiner of $120,000, no bonuses were paid for 2005. Compensation was fixed by the Board in its discretion based upon historical levels, performance, ranking within the officer group, amounts being paid by comparable companies and Clean Diesel's financial position. Stock options were designed to provide additional incentives to executive officers to maximize stockholder value. Through the use of vesting periods the option program encourages executives to remain in the employ of Clean Diesel. In addition, because the exercise prices of such options are set at the fair market value of the stock on the date of grant of the option, executives can only benefit from such options, if the trading price of Clean Diesel's shares increases, thus aligning their financial interests with those of the stockholders. Finally, stock options minimize Clean Diesel's cash compensation requirements.

COMPENSATION OF CHIEF EXECUTIVE OFFICER - 2005

     The 2005 compensation of the Chief Executive Officer, Dr. Steiner, fixed in 2004 pursuant to an Executive Agreement of September 13, 2004, was made up of base salary, stock options, pension and health benefits and a guaranteed bonus payment (See the Summary Compensation Table above). In 2005, Dr. Steiner's base salary was Euro 200,000 ($262,743); his bonus was Euro 100,000 ($120,000); and
he was paid Euro 50,000 ($65,436) for healthcare premiums, pension allowance and office expense. Mr. Steiner was awarded at December 20, 2005 a stock option to purchase 100,000 shares of CDT Common at the exercise price of U.S. $1.02 per share.

     The foregoing CEO compensation arrangement was approved by the Board on recommendation of the Compensation and Nominating Committee, based on the Committee's overall business judgment considering what is appropriate compensation in view of Clean Diesel's position, arrangements made by comparable companies, and Dr. Steiner's background and experience.

     This report has been provided by the following members of the Compensation Committee of the Board of Directors of Clean Diesel: and J. A. de Havilland, Chairman, D. R. Gray and J. J. McCloy.

                                PERFORMANCE GRAPH

     The following line graph compares (i) Clean Diesel's cumulative total return to stockholders per share of Common Stock for the five year period ending December 31, 2005 to that of (ii) the Russell 2000 index and (iii) the Standard and Poor's 1500 Super composite Specialty Chemicals Index.


                               [GRAPHIC OMITTED]


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT  AGREEMENTS

     Messrs. Rogers, Steiner, Reid, Whitwell and Valentine have employment agreements with Clean Diesel, effective January 1, 2004 for Mr. Rogers; September 14, 2004 and amended March 1, 2006 for Mr. Steiner; April 1, 2002 for Mr. Reid; March 1, 2001 for Mr. Whitwell and August 1, 1995 for Mr. Valentine. These agreements are for indefinite terms, except for Mr. Steiner whose agreement expires September 13, 2008. If canceled by Clean Diesel under circumstances that are "at will" as defined in the agreements, Clean Diesel shall continue the employee's then base salary and benefits until the employee finds other comparable employment but not for a period in excess of the greater of six months or the remaining period of the agreement for Mr. Steiner; one year for Mr. Valentine; nine months for Mr. Whitwell; six months for Mr. Reid; and three months for Mr. Rogers. Mr. Valentine is currently until January 19, 2007 receiving salary and benefits continuation under his employment agreement, as supplemented by a Separation Agreement on January 19, 2006 between CDT and Mr. Valentine. The agreements also contain provisions relating to the employees' obligations to maintain the confidentiality of Clean Diesel's proprietary information and to protect such information from competitors and to assign certain inventions to Clean Diesel.

MANAGEMENT AND SERVICES AGREEMENT

     CDT entered into a Management and Services Agreement of July 1995, as amended (the "Services Agreement") with Fuel Tech, Inc., a wholly-owned subsidiary of Fuel-Tech N.V. Fuel-Tech N.V. holds 7.1% of the Common shares of CDT. Services provided to CDT under the Services Agreement are principally legal services proved by Mr. Grinnell who is an employee of Fuel Tech, Inc. and a director of Fuel-Tech N.V. and of CDT. In 2005, 2004 and 2003, the amounts of $71,000, $70,000, and $69,000, respectively, were paid by CDT to Fuel Tech, Inc. on account these services. Mr. Grinnell will recuse himself from consideration of any transactions between these companies that may be, or may appear to be, material to either company.

TECHNOLOGY ASSIGNMENTS

     Clean Diesel's technology is comprised of patents, patent applications, trade or service marks, data and know-how. A substantial portion of this technology is held under assignments of technology from Fuel Tech, Inc. and Fuel Tech affiliates. The assignments provide for running royalties payable to Fuel Tech, Inc. commencing in 1998 of 2.5% of gross revenues derived from platinum fuel catalysts. Such royalties incurred in 2005, 2004 and 2003 were $10,300, $7,450 and $4,800. Clean Diesel may at any time terminate the royalty obligation by payment to Fuel Tech, Inc. in any year from 2005 through 2008 of amounts, depending on the year, declining from $3.3 million in 2006 to $1.1 million in 2008.

                                     GENERAL

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Clean Diesel believes that all officers and directors of Clean Diesel were in compliance with 2004 filing requirements relating to beneficial ownership reports under Section 16(a) of the Securities Exchange Act of 1934, except that the following filings were delayed, each filing relating to a single transaction: the Forms 4 due for Mr. Gray on June 13, November 14, and December 22 were filed on July 6, November 16, and December 29; the Form 4 for Mr. Peter-Hoblyn due November 14 was filed November 16;; the Form 4 due for Mr. Rogers on December 22 was filed on December 29; the Form 4 for Mr. Reid due on December 22 was filed December 27; and the Form 4 for Mr. Valentine due December 22 was filed February 24, 2006.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement and proxy to be mailed to all stockholders entitled to vote at the 2007 Annual Meeting of Stockholders of Clean Diesel must be received in writing at the address of Clean Diesel set out on the Notice of Meeting on or before December 22, 2006 and, if received thereafter, may be excluded by Clean Diesel.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Any stockholder desiring to send a communication to the Board, or any individual director, may forward such communication to the Corporate Secretary to the address of Clean Diesel set out on the Notice of Meeting. Under procedures fixed from time to time by the independent directors, the Corporate Secretary will collect and organize all such communications and forward them to the Board or individual director.

OTHER BUSINESS

     Management knows of no other matters that properly be, or are likely to be, brought before the Meeting other than those described in this proxy statement.

                                        By Order of the Board of Directors


                                            Charles W. Grinnell
                                                Secretary


Stamford Connecticut
April 21, 2006


CLEAN DIESEL WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT OF CLEAN DIESEL ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL SUCH REQUESTS SHOULD BE DIRECTED TO THE CORPORATE SECRETARY AT THE ADDRESS OF CLEAN DIESEL ON THE NOTICE OF MEETING.

STATEMENTS IN THIS PROXY STATEMENT WHICH ARE NOT HISTORICAL FACTS, SO-CALLED "FORWARD-LOOKING STATEMENTS" ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STOCKHOLDERS ARE CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THOSE DETAILED IN CLEAN DIESEL'S FILINGS WITH THE SECURITIES EXCHANGE COMMISSION.

                                                                      Schedule 1

                         CLEAN DIESEL TECHNOLOGIES, INC.
                Audit Committee of the Board of Directors Charter
                           (As Amended March 13, 2003)


The Board of Directors (the "Board") of Clean Diesel Technologies, Inc. (the "Company") has established from among its members an Audit Committee (the "Committee") with the composition, responsibilities and duties described below:

Composition
-----------

The Committee shall be comprised of not less than that number of independent directors and Financial Experts as shall satisfy applicable law and regulations and the requirements of any stock exchange on which the Company may be listed from time to time. Appointment to the Committee or designation as a Financial Expert is not intended and shall not be construed as imposing on the appointee or designee a higher degree of individual responsibility, obligation, or liability or that the duties, obligations or liabilities of the other directors, or members of the Committee, are decreased because of such appointment or designation.

Responsibility
--------------

The Committee's responsibility is to assist the Board in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company. The Committee is authorized to retain and fix the compensation of persons having a special competence as necessary to assist the Committee in fulfilling such responsibility. Notwithstanding the terms of this Charter, it shall not be the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, that being the responsibility of Management and the Independent Accountant. The Independent Accountant shall report directly to the Committee in connection with issuing an audit report or related work.

Attendance
----------

At all meetings of the Committee two independent members shall constitute a quorum. As necessary, the Chairman of the Committee may request members of Management and representatives of the Independent Accountant to be present at meetings.

Minutes
-------

Minutes of the meetings of the Committee shall be prepared by the Corporate Secretary, shall be sent to both Committee members and to directors who are not Committee members and, after approval by the Committee, shall be kept with the minutes of the meetings of the Board.

Duties  &  Responsibilities
---------------------------

1. For purposes of issuing an audit report or related work, have sole authority to appoint the Independent Accountant; oversee and evaluate the work of the Independent Accountant; approve the compensation of the Independent Accountant; review and approve in advance all matters concerning audit and non-audit services proposed to be performed by the Independent Accountant; and review and approve any discharge of the Independent Accountant.

2. Receive periodic written statements from the Independent Accountant regarding its independence and delineating all relationships between it and the Company, including fees for audit and non-audit services, consistent with applicable Independence Standards Board Standards; discuss such statements with the Independent Accountant to review in detail any disclosed relationship or service that may impact the objectivity and independence of the Independent Accountant; and, if the Committee shall so determine, take appropriate action to preserve the independence of the Independent Accountant.

3. Review with Management and the Independent Accountant, prior to the annual audit, the scope and general extent of the Independent Accountant's audit examinations and, to the extent appropriate, the Independent Accountant's review of the Company's interim financial statements.

4. Review with Management and the Independent Accountant, upon completion of the annual audit, and prior to public release, the Company's financial results and financial statements for the year proposed for inclusion in the Company's report to the Securities and Exchange Commission on Form 10-K and annual report to stockholders (the "Annual Reports"). Discuss with the Independent Accountant matters required to be discussed by applicable Statements on Auditing Standards and the applicable requirements of law and regulations relating to the annual audit.

5. Review with Management and the Independent Accountant the Company's policies and procedures, as appropriate, to reasonably assess the adequacy of internal accounting and financial reporting and disclosure controls and receive from the Independent Accountant, as may be required by applicable law and regulations, reports on such controls for inclusion in the Company's Annual Reports.

6. Discuss with the Independent Accountant the quality of the Company's financial accounting personnel and any relevant recommendations of the Independent Accountant.

7. Prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

8.  Review  and  approve  all  related  party transactions regardless of amount.

9. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting or disclosure controls, or auditing matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

10.  Act,  by  the  non-ex  officio  members,  as the Qualified Legal Compliance
Committee of the Company to receive reports of material violations of the securities laws, breaches of fiduciary duty or similar material violations, from legal counsel representing the Company and practicing before the Securities and Exchange Commission.

11. Review this Charter annually with a view toward recommending revisions to the Board.

12. Perform such other duties as may be required by law, the Company's governing documents or the rules of any stock exchange on which the Company may be listed.

PROXY                                                                      PROXY

                       SOLICITED BY THE BOARD OF DIRECTORS

                         CLEAN DIESEL TECHNOLOGIES, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 15 , 2006

     The undersigned hereby appoints Derek R. Gray, Bernhard Steiner, or Charles
W. Grinnell, acting singly, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Clean Diesel Technologies, Inc. ( "Clean Diesel") which the undersigned may be entitled to vote at the annual meeting of stockholders of Clean Diesel to be held at the offices of James M. Finn & Co., Salisbury House, London Wall, London EC2M 5TA, U.K. at 11:00 a.m. on Thursday, June 15, 2006, and at any adjournments or postponements of the meeting, for the approval of the agenda items set forth below and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the accompanying Notice of Meeting and Proxy Statement. The Board of Directors recommends a vote for election as director of each of the nominees and for each other agenda item, and, if no direction is given, this proxy will be voted for all nominees and for such other items.

             IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE

                            . Fold and Detach Here .

1. To approve the election as directors of Derek R. Gray, John A. de Havilland, Charles W. Grinnell, John J. McCloy II, David F. Merrion, Jeremy D. Peter-Hoblyn, and Bernhard Steiner.

FOR all nominees           WITHHOLD
listed above (except       AUTHORITY
as marked to the           to vote for all
contrary)                  nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)


--------------------------------------------------------------------------------

2. To ratify the appointment of Eisner LLP as the independent auditors for the year 2006.

FOR     AGAINST     ABSTAIN


3. To authorize an increase in capital of from 30 million to 45 million common shares.


FOR     AGAINST     ABSTAIN


                                        Dated                      , 2006
                                               --------------------


                                        ----------------------------------


                                        ----------------------------------
                                          (Signature  of  Stockholder)

                                        Please sign exactly as name appears.
                                        If acting as attorney, executor, trustee or in other representative capacity, insert name and title.